KINETICS MUTUAL FUNDS, INC. and KINETICS PORTFOLIOS TRUST
FIFTH AMENDMENT TO THE CUSTODY AGREEMENT

THIS FIFTH AMENDMENT, dated as of June 9, 2017, to the Custody Agreement, amended and restated as of October 23, 2013, as amended December 29, 2015 (the “Agreement”), is entered into by and among Kinetics Mutual Funds, Inc., a Maryland corporation (the “Company”), Kinetics Portfolios Trust, a Delaware business trust (the “Trust”) and U.S. Bank National Association, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add The Kinetics Spin-off and Corporate Restructuring Fund; and

WHEREAS, Article XIV, Section 14.03 of the Agreements allows for its amendment by a written instrument executed by the parties;

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit C, the current list of funds and the fee schedule of the Agreement, is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

KINETICS MUTUAL FUNDS, INC.	U.S. BANK NATIONAL ASSOCIATION

By:	By:
Name:	Name: Michael L. Ceccato
Title:	Title: Vice President

KINETICS PORTFOLIOS TRUST

By:
Name:
Title:

Amended Exhibit C
to the
Custody Agreement – Kinetics Mutual Funds, Inc. and Kinetics Portfolios Trust
List of Funds as of June 9, 2017

Fee Schedule at December, 2015
Annual Fee Schedule - Domestic Funds/Portfolios
Separate Series of Kinetics Mutual Funds, Inc./Kinetics Portfolio Trust

Name of Series
The Medical Fund/ The Medical Portfolio
The Internet Fund/ The Internet Portfolio
The Global Fund/ The Global Portfolio
The Paradigm Fund/ The Paradigm Portfolio
The Small Cap Opportunities Fund/ The Small Cap Opportunities Portfolio
The Market Opportunities Fund/The Market Opportunities Portfolio
The Alternative Income Fund/The Alternative Income Portfolio
The Multi-Disciplinary Income Fund/The Multi-Disciplinary Income Portfolio
The Kinetics Spin-off and Corporate Restructuring Fund

Annual fee based upon market value
0.5 basis point per year
Minimum annual fee per fund - $3,000

Investment transactions (purchase, sale, exchange, tender, redemption, maturity, receipt, delivery):
$12.00 per book entry security (depository or Federal Reserve system)
$25.00 per definitive security (physical)
$25.00 per mutual fund trade
$75.00 per Euroclear
$  8.00 per principal reduction on pass-through certificates
$35.00 per option/futures contract
$15.00 per variation margin
$15.00 per Fed wire deposit or withdrawal
$  6.00 per repurchase transaction

Variable Amount Demand Notes:  Used as a short-term investment, variable amount notes offer safety and prevailing high interest rates.  Our charge, which is 1/4 of 1%, is deducted from the variable amount note income at the time it is credited to your account.

Plus out-of-pocket expenses, and extraordinary expenses based upon complexity

Fees and out-of-pocket expenses are billed to the fund monthly, based upon market value at the beginning of the month

Amended Exhibit C (continued) to the Custody Agreement – Kinetics Mutual Funds, Inc. and Kinetics Portfolios Trust
GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at October, 2013
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	15.00	$40	Latvia	Gov't Bonds	15.00	$75
Australia	All	2.00	$30	Lebanon	All	25.00	$90
Austria	Equities/Bonds	3.50	$35	Lithuania	All	20.00	$50
Austria	Depo Receipt	20.00	$35	Luxembourg	All	4.00	$25
Austria	non ATS ALL	25.00	$90	Malaysia	All	6.00	$80
Bahrain	All	50.00	$140	Mali	All	40.00	$155
Bangladesh	All	40.00	$150	Malta	All	22.00	$75
Belgium	All	2.50	$45	Mauritius	All	30.00	$100
Benin	All	40.00	$155	Mexico	All	3.00	$20
Bermuda	All	15.00	$60	Morocco	All	35.00	$100
Bolivia	All	60.00	$150	Namibia	All	30.00	$50
Botswana	All	25.00	$50	Netherlands	All	3.00	$25
Brazil	All	15.00	$35	New Zealand	All	3.00	$40
Bulgaria	All	40.00	$80	Niger	All	40.00	$155
Burkina Faso	All	40.00	$155	Nigeria	All	30.00	$50
Canada	All	1.25	$12	Norway	All	3.00	$45
Chile	All	20.00	$60	Oman	All	50.00	$140
China-Shanghai	All	15.00	$65	Pakistan	All	30.00	$100
China-Shenzhen	All	15.00	$65	Palestinian	All	45.00	$140
Columbia	All	40.00	$100	Panama	All	65.00	$85
Costa Rica	All	15.00	$60	Peru	All	45.00	$105
Croatia	All	35.00	$65	Philippines	All	8.00	$75
Cyprus	All	15.00	$45	Poland	All	25.00	$50
Czech Republic	All	20.00	$50	Portugal	All	15.00	$85
Denmark	All	3.00	$50	Qatar	All	45.00	$140
EASDAQ	All	5.50	$60	Romania	All	35.00	$100
Ecuador	All	35.00	$65	Russia	Equities/Bonds	30.00	$200
Egypt	All	40.00	$100	Russia	MINFIN	15.00	$50
Estonia	All	7.00	$25	Senegal	All	40.00	$155
Euromarkets	All	1.50	$10	Singapore	All	3.00	$40
Finland	All	5.00	$45	Slovak Republic	All	25.00	$110
France	All	2.50	$45	Slovenia	All	25.00	$110
Germany	All	1.00	$30	South Africa	All	3.00	$15
Ghana	All	25.00	$50	South Korea	All	10.00	$20
Greece	All	20.00	$105	Spain	All	3.00	$50
Guinea Bissau	All	40.00	$155	Sri Lanka	All	15.00	$60
Hong Kong	All	6.00	$60	Swaziland	All	30.00	$50
Hungary	All	35.00	$135	Sweden	All	2.00	$45
Iceland	All	28.00	$80	Switzerland	All	2.00	$50
India	All	65.00	$250	Taiwan	All	20.00	$125
Indonesia	All	12.00	$100	Thailand	All	6.00	$45
Ireland	All	3.00	$30	Togo	All	40.00	$155
Israel	All	15.00	$45	Trinidad & Tobago	All	30.00	$65
Italy	All	3.00	$50	Tunisia	All	40.00	$45
Ivory Coast	All	40.00	$155	Turkey	All	15.00	$15
Jamaica	All	35.00	$50	United Kingdom	All	1.50	$10
Japan	All	1.50	$15	Ukraine	All	30.00	$45
Jordan	All	40.00	$125	Uruguay	All	50.00	$65
Kazakhstan	Equities	60.00	$150	Venezuela	All	40.00	$125
Kazakhstan	Bonds	40.00	$160	Zambia	All	30.00	$50
Kenya	All	30.00	$50	Zimbabwe	All	30.00	$50
Latvia	Equities/Bonds	30.00	$75
◾ Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
◾ For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Amended Exhibit C
to the
Custody Agreement – Kinetics Mutual Funds, Inc. and Kinetics Portfolios Trust

Cash Transactions:
◾ 3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $50.

Tax Reclamation Services: Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $50 per claim.

Out of Pocket Expenses
◾ Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
◾ A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.
◾ SWIFT reporting and message fees.

Amended Exhibit C (continued) to the Custody Agreement
Kinetics Mutual Funds, Inc. and Kinetics Portfolios Trust

Schedule of Fees at October, 2013 for Services as Bank Loan Custodian – Kinetics Portfolio Trust

Initial Acceptance Fee per Custodial Account: Covers the complete review of all the transaction Agreements, establishment of the collateral database and report development. Payable at closing.	WAIVED
Annual Administration Fee:
Compensation for the duties of custodian, collateral administrator and all other administrative and reporting functions under the documents. The fee is based on the quoted basis points times the simple average of the par value of the Collateral on the first and the last day of the Period.  This schedule assumes that the custodial accounts will be invested in a U.S. Bank offered permitted investment as defined within the documents.  Fee to be paid quarterly in arrears based on the actual number of days in the Period.

$1,000 per loan per year

Out-of-Pocket Expenses: Includes all related expenses, including but not limited to: postage, travel, counsel fees and disbursements. Payable at closing.	AT COST

Extraordinary fees are payable to the Trustee or Agent for duties or responsibilities not expected to be incurred at the outset of the transaction, not routine or customary, and not incurred in the ordinary course of Business.  Payment of extraordinary fees is appropriate where particular inquiries, events or developments are unexpected, even if the possibility of such things could have been identified at the inception of the transaction.